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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

              We consent to the incorporation by reference in the registration
statement of National Golf Properties, Inc. on Form S-8 (File No. (333-   )) of
our report dated March 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of National Golf Properties, Inc.



/s/ Coopers & Lybrand L.L.P.
Los Angeles, California

August 14, 1997